Exhibit 5.4

February 12, 2016

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Ladies and Gentlemen:

We have acted as special counsel to Tempur Production USA, LLC, a Virginia limited liability company (the “Virginia Guarantor”), and Sealy of Maryland and Virginia, Inc., a Maryland corporation (the “Maryland Guarantor”; the Virginia Guarantor and the Maryland Guarantor each individually a “Guarantor” and collectively the “Guarantors”), in connection with the offer (the “Exchange Offer”) by Tempur Sealy International, Inc., a Delaware corporation (the “Company”), to exchange up to $450,000,000 aggregate principal amount of its 5.625% Senior Notes due 2023, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), and the guarantees as to the payment of principal and interest on the Exchanges Notes by the Guarantors (the “Exchange Note Guarantees”) for an equivalent amount of outstanding, unregistered 5.625% Senior Notes due 2023 (the “Old Notes”) and existing guarantees as to the payment of principal and interest on the Old Notes by certain subsidiaries of the Company (the “Old Guarantees”) pursuant to a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and prospectus forming a part of such Registration Statement (the “Prospectus”) filed with the Securities and Exchange Commission on the date hereof. The Old Notes and the Old Guarantees were issued and the Exchange Notes and the Exchange Note Guarantees are to be issued under the Indenture, dated as of September 24, 2015 (the “Indenture”), by and among the Company, certain subsidiaries of the Company, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as to the validity of the Exchange Notes or the Exchange Note Guarantees. Our representation of the Guarantors has been as special counsel for the purposes stated above.

In connection with this opinion, we have examined originals or copies of the Registration Statement, the Indenture, the Exchange Note Guaranty and the form of Exchange Note. The Indenture, the Exchange Note Guaranty and the form of Exchange Note are hereinafter collectively referred to as the “Transaction Documents”. In addition, we have examined such corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials that we reviewed were and are accurate and (vi) all representations made by the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Virginia Guarantor (a) is validly existing under the laws of the Commonwealth of Virginia and (b) has the requisite limited liability company power and authority to execute and deliver the Indenture and perform each of its obligations under the Transaction Documents.

2.	The Maryland Guarantor (a) is validly existing and in good standing under the laws of the State of Maryland and (b) has the requisite corporate power and authority to execute and deliver the Indenture and perform each of its obligations under the Transaction Documents.

3.	The execution and delivery by each of the Guarantors and the performance by each of the Guarantors of its obligations under each Transaction Document to which it is a party have been duly authorized by all necessary corporate action on the part of each of the Guarantors.

4.	The Indenture has been duly executed and delivered by each Guarantor.

5.	Neither the execution and delivery of the Indenture by the Virginia Guarantor, nor the performance by the Virginia Guarantor of the obligations under the Transaction Documents to which the Virginia Guarantor is a party, nor the consummation by the Virginia Guarantor of the transactions contemplated by the Transaction Documents to which the Virginia Guarantor is a party, will: (a) conflict with or result in a breach of or a violation of the provisions of the certificate of formation or operating agreement of the Virginia Guarantor; or (b) result in a violation of any Virginia law, rule or regulation applicable to the Virginia Guarantor, or, to our knowledge, result in a violation of any judgment, order, write, inunction, decree or rule of any court, administrative agency or other governmental authority that is applicable to the Virginia Guarantor.

6.	Neither the execution and delivery of the Indenture by the Maryland Guarantor, nor the performance by the Maryland Guarantor of the obligations under the Transaction Documents to which the Maryland Guarantor is a party, nor the consummation by the Maryland Guarantor of the transactions contemplated by the Transaction Documents to which the Maryland Guarantor is a party, will: (a) conflict with or result in a breach of or a violation of the provisions of the articles of incorporation or bylaws of the Maryland Guarantor; or (b) result in a violation of any Maryland law, rule or regulation applicable to the Maryland Guarantor, or, to our knowledge, result in a violation of any judgment, order, write, inunction, decree or rule of any court, administrative agency or other governmental authority that is applicable to the Maryland Guarantor.

In connection with the opinions expressed above, we have assumed that (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) the Indenture is a valid, binding and enforceable agreement of each party thereto (other than the Guarantors); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of any of the Exchange Notes or the Exchange Note Guarantees.

Our opinions in paragraphs 1 and 2 above as to the existence of the Virginia Guarantor and the existence and good standing of the Maryland Guarantor, respectively, are based solely upon a review of the Virginia certificate of fact issued by the Commonwealth of Virginia State Corporation Commission and Maryland certificate of the State of Maryland Department of Assessments and Taxation.

The foregoing opinion is limited to (i) the Maryland General Corporation Law; and (ii) the Virginia Limited Liability Company Act. No opinion is expressed as to the laws of any other jurisdiction. We express no opinion as to compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under, any (a) federal law, (b) state antitrust law,

(c) patent, trademark or copyright statute, rule or regulation, (d) state securities registration, “blue sky” or antifraud provisions under any securities law, (e) state labor or employment law, or (f) state employee benefits, labor or pension law, rule or regulation.

This opinion speaks only as of the date hereof and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee or to take into account changes in law, factors or any other developments of which we may later become aware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are “experts” within the meaning of the Securities Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP